Exhibit 99.1

DELPHI REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

GILLINGHAM, England - Delphi Automotive PLC (NYSE: DLPH), a leading global vehicle components manufacturer, today reported second quarter 2014 U.S. GAAP earnings of $1.26 per diluted share. Excluding special items, second quarter earnings increased 15% to $1.42 per diluted share.

Second Quarter Highlights Include:

•	Revenue of $4.5 billion, up 5%

•	U.S. GAAP diluted earnings per share of $1.26, up 8%

◦	Excluding special items, earnings of $1.42 per diluted share, up 15%

•	Adjusted Operating Income of $547 million, up 7%

◦	Adjusted Operating Income margin of 12.3%, up 20 basis points

•	Generated $627 million of cash from operations, up 20%

•	Share repurchases and dividends of $296 million

Year-to-Date Highlights Include:

•	Revenue of $8.7 billion, up 6%

•	U.S. GAAP diluted earnings per share of $2.30, up 12%

◦	Excluding special items, earnings of $2.62 per diluted share, up 13%

•	Adjusted Operating Income of $1,030 million, up 9%

◦	Adjusted Operating Income margin of 11.8%, up 40 basis points

•	Generated $763 million of cash from operations, up 14%

•	Share repurchases and dividends of $531 million

“Continued outstanding operating performance drove our second quarter financial results to a new quarterly record for the Company," said Rodney O'Neal, chief executive officer and president. "We remain focused on achieving our key objectives for the year and enhancing shareholder value."

Second Quarter 2014 Results
The Company reported second quarter 2014 revenue of $4.5 billion, an increase of 5% from the prior year period, reflecting strong growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 3% in the second quarter. This reflects growth of 13% in Asia, 7% in North America and flat performance in Europe, partially offset by a decline of 24% in South America.
The Company reported second quarter U.S. GAAP net income of $382 million and earnings of $1.26 per diluted share, compared to $367 million and $1.17 per diluted share in the prior year period. Second quarter net income excluding special items consisting of restructuring-related charges, acquisition-related integration costs, asset impairments and losses on extinguishment of debt ("Adjusted Net Income"), totaled $432 million, or $1.42 per diluted share, which includes the favorable impacts of a decreased effective tax rate and a reduced share count. Adjusted Net Income in the prior year period was $388 million, or $1.24 per diluted share.
Second quarter earnings before interest expense, other income (expense), net, income tax expense, restructuring, acquisition-related integration costs, asset impairments and equity income (loss), net of tax ("Adjusted Operating Income") was $547 million, compared to $513 million in the prior year period. Adjusted Operating Income margin increased 20 basis points in the second quarter of 2014 to 12.3%, compared with 12.1% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in Asia and North America, as well as the benefits of our on-going European restructuring programs initiated over the past 18 months. Depreciation and amortization expense totaled $146 million in the second quarter, compared to $132 million in the prior year period.
Interest expense for the second quarter totaled $33 million, a decrease from $36 million in the prior year period, which reflects the benefits of our debt refinancing transactions in the first quarter of 2014.
Tax expense in the second quarter of 2014 was $62 million, resulting in an effective tax rate of approximately 14%, compared to $73 million, or an effective rate of 16%, in the prior year period. The decrease reflects the favorable impact of discrete items recorded in the second quarter and the geographic mix of pretax earnings, partially offset by higher pretax earnings.
The Company generated net cash flow from operating activities of $627 million in the three months ended June 30, 2014, compared to $523 million in the prior year period.

Year-to-Date 2014 Results
For the six months ended June 30, 2014, the Company reported revenue of $8.7 billion, an increase of 6% from the prior year period, reflecting continued growth in Asia and North America. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue increased by 5% during the period. This reflects growth of 13% in Asia, 8% in North America and 1% in Europe, partially offset by a decline of 16% in South America.
For the 2014 year-to-date period, the Company reported U.S. GAAP net income of $702 million and earnings of $2.30 per diluted share, compared to $643 million and $2.05 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $800 million, or $2.62 per diluted share, which includes the unfavorable impact of an increased effective tax rate as well as the favorable impact of a reduced share count, compared to Adjusted Net Income of $724 million, or $2.31 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $1,030 million for the six months ended June 30, 2014, compared to $944 million in the prior year period. Adjusted Operating Income margin was 11.8% for the six months ended June 30, 2014, an improvement of 40 basis points, compared with 11.4% in the prior year period. The increase in Adjusted Operating Income reflects the continued strong performance and growth of our businesses in

Asia and North America, as well as the benefits of our on-going European restructuring programs initiated over the past 18 months. Depreciation and amortization expense totaled $291 million, compared to $263 million in the prior year period.
Interest expense for the six months ended June 30, 2014 totaled $68 million, a decrease from $72 million in the prior year period, reflecting the benefits of our debt refinancing transactions in the first quarter of 2014. Additionally, the six months ended June 30, 2014 and June 30, 2013 included net losses on the extinguishment of debt totaling $34 million and $39 million, respectively.
Tax expense for the 2014 year-to-date period was $137 million, resulting in an effective tax rate of approximately 16%, compared to $110 million, or an effective rate of 14%, in the prior year period. The increase reflects higher pretax earnings, as well as the geographic mix of pretax earnings and the favorable impact of discrete items recorded in the prior year period.
The Company generated net cash flow from operating activities of $763 million in the six months ended June 30, 2014, compared to $672 million in the prior year period. As of June 30, 2014, the Company had cash and cash equivalents of $1.2 billion and access to $1.5 billion in undrawn committed revolving bank facilities, and total debt of $2.5 billion.

Share Repurchase Program
During the second quarter of 2014, Delphi repurchased 3.27 million shares for approximately $220 million under its existing authorized share repurchase program, leaving approximately $813 million available for future share repurchases. Year-to-date, the Company has repurchased 5.64 million shares for approximately $378 million. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in-capital and retained earnings.

Q3 2014 and Full Year 2014 Outlook
The Company's third quarter and full year 2014 financial guidance is as follows:

(in millions, except per share amounts)	Q3 2014	Previous Full Year 2014	Current Full Year 2014
Revenue	$4,200 - $4,300	$17,200 - $17,600	$17,200 - $17,600
Adjusted Operating Income	$450 - $480	$1,975 - $2,050	$2,000 - $2,050
Adjusted Operating Income Margin	10.7% - 11.2%	11.5% - 11.6%	11.6% - 11.6%
Adjusted Earnings Per Share	$1.10 - $1.18	$4.80 - $5.00	$4.95 - $5.10
Cash Flow Before Financing		$1,100	$1,100
Capital Expenditures		$800	$800
Depreciation and Amortization		$600	$600
Adjusted Effective Tax Rate		18%	17%
Share Count - Diluted		306	304
Full year 2014 mid-point earnings per share guidance represents 14% growth year-over-year, and assumes global vehicle production increases of 3%.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 9:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://investor.delphi.com/. The conference ID number is 73068699. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi Automotive PLC (NYSE: DLPH) is a leading global supplier of technologies for the automotive and commercial vehicle markets. Headquartered in Gillingham, England, Delphi operates major technical centers, manufacturing sites and customer support services in 32 countries, with regional headquarters in Bascharage, Luxembourg; Sao Paulo, Brazil; Shanghai, China and Troy, Michigan, U.S. Delphi delivers innovation for the real world with technologies that make cars and trucks safer as well as more powerful, efficient and connected.

Forward-Looking Statements
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net sales	$4,451	$4,240	$8,727	$8,264
Operating expenses:
Cost of sales	3,611	3,464	7,119	6,803
Selling, general and administrative	272	241	533	471
Amortization	25	26	51	52
Restructuring	55	26	77	58
Total operating expenses	3,963	3,757	7,780	7,384
Operating income	488	483	947	880
Interest expense	(33)	(36)	(68)	(72)
Other income (expense), net	3	5	(13)	(29)
Income before income taxes and equity income	458	452	866	779
Income tax expense	(62)	(73)	(137)	(110)
Income before equity income	396	379	729	669
Equity income, net of tax	10	10	18	18
Net income	406	389	747	687
Net income attributable to noncontrolling interest	24	22	45	44
Net income attributable to Delphi	$382	$367	$702	$643
Diluted net income per share:
Diluted net income per share attributable to Delphi	$1.26	$1.17	$2.30	$2.05
Weighted average number of diluted shares outstanding	303.74	312.69	305.30	314.02

Cash dividends declared per share	$0.25	$0.17	$0.50	$0.34

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	June 30, 2014	December 31, 2013
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,166	$1,389
Restricted cash	5	4
Accounts receivable, net	3,049	2,662
Inventories	1,262	1,093
Other current assets	600	604
Total current assets	6,082	5,752
Long-term assets:
Property, net	3,311	3,216
Investments in affiliates	248	234
Intangible assets, net	669	723
Goodwill	489	496
Other long-term assets	653	626
Total long-term assets	5,370	5,295
Total assets	$11,452	$11,047
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$32	$61
Accounts payable	2,696	2,595
Accrued liabilities	1,270	1,238
Total current liabilities	3,998	3,894
Long-term liabilities:
Long-term debt	2,420	2,351
Pension benefit obligations	965	959
Other long-term liabilities	385	409
Total long-term liabilities	3,770	3,719
Total liabilities	7,768	7,613
Commitments and contingencies
Total Delphi shareholder's equity	3,125	2,911
Noncontrolling interest	559	523
Total shareholders’ equity	3,684	3,434
Total liabilities and shareholders’ equity	$11,452	$11,047

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$747	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	291	263
Deferred income taxes	3	3
Income from equity method investments, net of dividends received	(8)	2
Loss on extinguishment of debt	34	39
Other, net	75	54
Changes in operating assets and liabilities:
Accounts receivable, net	(387)	(443)
Inventories	(169)	(96)
Accounts payable	225	296
Other, net	(5)	(92)
Pension contributions	(43)	(41)
Net cash provided by operating activities	763	672
Cash flows from investing activities:
Capital expenditures	(470)	(336)
Proceeds from sale of property / investments	5	4
Cost of business and technology acquisitions, net of cash acquired	—	2
(Increase) decrease in restricted cash	(1)	3
Net cash used in investing activities	(466)	(327)
Cash flows from financing activities:
Increase (decrease) in short and long-term debt, net	7	(72)
Dividend payments of consolidated affiliates to minority shareholders	(7)	(8)
Repurchase of ordinary shares	(358)	(240)
Distribution of cash dividends	(153)	(106)
Taxes withheld and paid on employees' restricted share awards	(8)	(14)
Net cash used in financing activities	(519)	(440)
Effect of exchange rate fluctuations on cash and cash equivalents	(1)	(9)
Decrease in cash and cash equivalents	(223)	(104)
Cash and cash equivalents at beginning of period	1,389	1,105
Cash and cash equivalents at end of period	$1,166	$1,001

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2014	2013	%	2014	2013	%
	(in millions)			(in millions)
Net Sales
Electrical/Electronic Architecture	$2,165	$2,044	6%	$4,276	$3,965	8%
Powertrain Systems	1,198	1,161	3%	2,302	2,268	1%
Electronics and Safety	753	725	4%	1,483	1,418	5%
Thermal Systems	397	373	6%	786	733	7%
Eliminations and Other (a)	(62)	(63)		(120)	(120)
Net sales	$4,451	$4,240		$8,727	$8,264

Adjusted Operating Income
Electrical/Electronic Architecture	$298	$266	12%	$571	$497	15%
Powertrain Systems	142	146	(3)%	257	260	(1)%
Electronics and Safety	89	89	—%	172	161	7%
Thermal Systems	18	12	50%	30	26	15%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income	$547	$513		$1,030	$944

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income per share attributable to Delphi for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in millions, except per share data)
Weighted average ordinary shares outstanding, basic	302.68	311.93	304.26	313.30
Dilutive shares related to RSUs	1.06	0.76	1.04	0.72
Weighted average ordinary shares outstanding, including dilutive shares	303.74	312.69	305.30	314.02
Net income per share attributable to Delphi:
Basic	$1.26	$1.18	$2.31	$2.05
Diluted	$1.26	$1.17	$2.30	$2.05

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted Operating Income," "Adjusted Net Income," "Adjusted Net Income per Share" and "Cash Flow Before Financing." Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Operating Income: Adjusted Operating Income is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax expense, restructuring, other acquisition-related costs, asset impairments and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted Operating Income therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted Operating Income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions)
Net income attributable to Delphi	$382	$367	$702	$643
Income tax expense	62	73	137	110
Interest expense	33	36	68	72
Other (income) expense, net	(3)	(5)	13	29
Noncontrolling interest	24	22	45	44
Equity income, net of tax	(10)	(10)	(18)	(18)
Operating income	488	483	947	880
Restructuring	55	26	77	58
Other acquisition-related costs	1	4	3	6
Asset impairments	3	—	3	—
Adjusted operating income	$547	$513	$1,030	$944

Segment Adjusted Operating Income
(in millions)
Three Months Ended June 30, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$283	$105	$84	$16	$—	$488
Restructuring	13	37	3	2	—	55
Other acquisition-related costs	1	—	—	—	—	1
Asset impairments	1	—	2	—	—	3
Adjusted operating income	$298	$142	$89	$18	$—	$547

Depreciation and amortization (a)	$65	$48	$21	$12	$—	$146

Three Months Ended June 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$254	$142	$75	$12	$—	$483
Restructuring	8	4	14	—	—	26
Other acquisition-related costs	4	—	—	—	—	4
Adjusted operating income	$266	$146	$89	$12	$—	$513

Depreciation and amortization (a)	$59	$44	$18	$11	$—	$132

Six Months Ended June 30, 2014	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$541	$218	$161	$27	$—	$947
Restructuring	26	39	9	3	—	77
Other acquisition-related costs	3	—	—	—	—	3
Asset impairments	1	—	2	—	—	3
Adjusted operating income	$571	$257	$172	$30	$—	$1,030

Depreciation and amortization (a)	$129	$99	$40	$23	$—	$291

Six Months Ended June 30, 2013	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$472	$248	$136	$24	$—	$880
Restructuring	19	12	25	2	—	58
Other acquisition-related costs	6	—	—	—	—	6
Adjusted operating income	$497	$260	$161	$26	$—	$944

Depreciation and amortization (a)	$113	$92	$36	$22	$—	$263

(a) Includes asset impairments.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company. Adjusted Net Income is defined as net income (loss) before restructuring, acquisition-related integration costs, asset impairments and debt extinguishment costs. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average number of diluted shares outstanding for the period. Not all companies use identical calculations of Adjusted Net Income and Adjusted Net Income Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions, except per share amounts)
Net income attributable to Delphi	$382	$367	$702	$643
Adjusting items:
Restructuring charges	55	26	77	58
Acquisition-related integration costs	1	4	3	6
Asset impairments	3	—	3	—
Debt extinguishment costs	—	—	34	39
Tax impact of adjusting items (a)	(9)	(9)	(19)	(22)
Adjusted net income attributable to Delphi	$432	$388	$800	$724

Weighted average number of diluted shares outstanding	303.74	312.69	305.30	314.02
Diluted net income per share attributable to Delphi	$1.26	$1.17	$2.30	$2.05
Adjusted net income per share	$1.42	$1.24	$2.62	$2.31

(a)
Represents the income tax impacts of the adjustments made for restructuring charges, acquisition-related integration costs, asset impairments and debt extinguishment costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash Flow Before Financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2014 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(in millions)
Cash flows from operating activities:
Net income	$406	$389	$747	$687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	132	291	263
Working capital	(3)	15	(331)	(243)
Pension contributions	(19)	(22)	(43)	(41)
Other, net	97	9	99	6
Net cash provided by operating activities	627	523	763	672

Cash flows from investing activities:
Capital expenditures	(172)	(123)	(470)	(336)
Other, net	6	1	4	9
Net cash used in investing activities	(166)	(122)	(466)	(327)

Cash flow before financing	$461	$401	$297	$345

Investor Contact:
Jessica Holscott
248.813.2312
Jessica.Holscott@delphi.com

Media Contact:
Claudia Tapia
248.813.1507
Claudia.Tapia@delphi.com